Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference to this post-effective amendment No. 1 to Registration Statement No. 333-76235 of Cox Communications, Inc. on Form S-3 of our report dated February 2, 1999 on the consolidated financial statements of Cox Communications PCS, L.P. and subsidiaries for each of the three years ended December 31, 1998, appearing in the Annual Report on Form 10-K of Cox Communications, Inc. for year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.



                                             /s/ Deloitte & Touche LLP
                                             ----------------------------
                                             Kansas City, Missouri
                                             July 16, 1999